Energy Fuels Inc. – Entity Organization Chart 2016


Canada
USA
Energy Fuels Inc. (Ontario)
100%
100%
100%
100%
Magnum Uranium Corp. (British Columbia)
Titan Uranium Inc. (Canada)
Energy Fuels Exploration Inc. (Ontario)
Strathmore Minerals Corp (British Columbia)
50% owned by EFR Colorado Plateau LLC
50% owned by Mesa Uranium
81% owned by Uranerz Energy Corporation
19% owned by United Nuclear, LLC
100%
Uranium Power Corp. (British Columbia)
100%
100%
Strathmore Resources (US) Ltd. (Nevada)
Wyoming Gold Mining Company (Wyoming)
3%
20%
77%
100%
Energy Fuels Holdings Corp. (Delaware)
Roca Honda Resources LLC (Delaware)
1%
100%
Magnum Minerals USA Corp. (Nevada)
Energy Fuels Wyoming Inc. (Nevada)
EFR Arizona Strip LLC (Colorado)
Energy Fuels Resources (USA) Inc. (Delaware)
EFR Henry Mountains LLC (Colorado)
Uranerz Energy Corporation (Nevada)
Leoncito Plant, L.L.C. (Texas)
Leoncito Project, L.L.C. (Texas)
EFR Alta Mesa LLC (Texas)
EFR White Mesa LLC (Colorado)
EFR Colorado Plateau LLC (Colorado)
EFR Properties LLC (Colorado)
EFR Recovery Corp (Delaware)
EFR White Canyon Corp. (Delaware)
100%
Wate Mining Company LLC (Arizona)
81%
Arkose Mining Venture
100%
Leoncito Restoration, L.L.C. (Texas)
99%
100%
100%
50%
EFR Recovery LLC (Delaware)
Arizona Strip Partners LLC (Delaware)
Colorado Plateau Partners LLC (Delaware)
West Lisbon, LLC (Delaware)
50%
100%
Arizona Strip Resources JV, LLC (Delaware)
Urizon Recovery Systems LLC (Delaware)